                                                                   EXHIBIT 10.29


                               AGREEMENT REGARDING

                        ASSIGNMENT OF PURCHASE AGREEMENT

     This AGREEMENT is made between Richard E. Beauvais ("Beauvais") and CuraGen Corporation ("CuraGen") as of April 10th, 2001.

     WHEREAS, Beauvais has entered into a Purchase Agreement with Marc L. Nevas, Trustee for Bittersweet Associates ("Bittersweet"), a copy of which is attached hereto as Exhibit A ("Purchase Agreement"), pursuant to which Bittersweet is to convey to Beauvais certain land in Branford, Connecticut more particularly described in Exhibit A of the Purchase Agreement (the "Property") subject to the terms and conditions of the Purchase Agreement.

     WHEREAS, CuraGen has requested that Beauvais assign his interest in the Purchase Agreement to CuraGen and Beauvais has agreed to do so in consideration of a payment from CuraGen to Beauvais more particularly described below;

     WHEREAS, prior to the assignment, CuraGen has requested that Beauvais cause Bittersweet to consent to such assignment as more particularly described below;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Beauvais and CuraGen agree as follows:

     1. Concurrently with the execution and delivery of this Agreement, Beauvais and CuraGen will execute the Assignment and Assumption Agreement attached hereto as Exhibit B ("Assignment and Assumption Agreement");

     2. No later than April 12, 2001, Beauvais will cause Bittersweet to consent to the Assignment and Assumption Agreement by executing and delivering the same to Beauvais and CuraGen. Upon the execution and delivery by Bittersweet the Assignment and Assumption Agreement shall be considered effective and shall bear the date of such execution and delivery.

     3. No later than April 12, 2001, Beauvais shall deliver to CuraGen(a) all reports, test data, plans, drawings, diligence matters and related information (in electronic as well as paper format, if available) which relate to the Property and are in Beavais' possession or control and (b) if and to the extent the Plans and Materials have been prepared by a third party, the acknowledgement in writing of such third party that it consents to CuraGen's use thereof without liability or cost to CuraGen and that such third party has been paid in full for the preparation of such Plans and Materials.

     4. In consideration for the assignment of the Purchase Agreement and the Plans and Materials, CuraGen shall pay to Beauvais the Assignment Payment (hereinafter defined) upon the consummation of the purchase and sale pursuant to the Purchase Agreement (the "Property Closing"). Concurrently with the execution and delivery hereof, CuraGen shall reimburse Beauvais the Fifty Thousand Dollar ($50,000) security deposit Beauvais has delivered to Bittersweet's attorney pursuant to the Purchase Agreement.

     5. As used herein, "Assignment Payment" shall mean Zero ($0.00), provided, however, that in the event CuraGen and Beauvais or an entity owned or controlled by Beauvais have failed to enter into a mutually satisfactory agreement on or before the date of the Property Closing pursuant to which Beauvais or such an entity is engaged by CuraGen on a fee basis to develop and build improvements on the Property, "Assignment Payment" shall mean One Million Five Hundred Dollars ($1,500,000). The Assignment Payment shall be made by certified, cashiers or bank treasurer's check, or by wire transfer.

     6. Beauvais represents and warrants that:

     (a) the copy of the Purchase Agreement attached hereto as Exhibit A is a true, accurate and complete copy of the Purchase Agreement;

     (b) the Purchase Agreement reflects all of the agreements of Beauvais and Bittersweet which relate in any way to the Property; Beauvais shall not assign or otherwise transfer any interest in the Purchase Agreement or agree to do so while this Agreement remains in effect;

     (c) the Purchase Agreement has not been amended or modified in any respect;

     (d) Beauvais is not in default of any of the terms and conditions of the Purchase Agreement and, to the best of Beauvais' knowledge, Bittersweet is not in default of any of the terms and conditions of the Purchase Agreement;

     (e) to the best of Beauvais' actual knowledge, there are no circumstances or conditions relating to the Property which would prevent CuraGen from developing the Property other than the need to obtain regulatory permits and approvals;

     (f) Beauvais has not made, and, to Beauvais' actual knowledge, Bittersweet has not made, any commitments to governmental authorities, adjoining or surrounding property owners, civic associations, utility companies or other persons or entities, which would in any manner be binding upon CuraGen or materially limit CuraGen from utilizing or developing the Property;

     (g) to Beauvais' actual knowledge, there is no material violation of any law, ordinance, rule, regulation or order affecting the Property;

     (h) Beauvais has no actual knowledge that any part of the Property is assessed as farmland, agricultural land, or any other type of assessed property that is entitled to rollback taxes or deferred taxes or is subject to a right of first refusal or other pre-emptive right held by any governmental authority;

     (i) to Beauvais' actual knowledge, there are no actions, suits or condemnation proceedings pending affecting any portion of the Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, whether domestic of foreign;

     (j) to Beauvais' actual knowledge, there are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against Beauvais or Bittersweet; and

     (k) Beauvais has no actual knowledge of any pending improvements, liens or special assessments to be made against the Property by any governmental authority.

The provisions of this Section 6 shall survive the termination of this Agreement and the Property Closing.

     7. Beauvais agrees and covenants that:

     (a) Beauvais will not amend the Purchase Agreement and will not permit the Purchase Agreement to be terminated or to expire; and

     (b) Beauvais shall not assign or otherwise transfer any interest in the Purchase Agreement or agree to do so while this Agreement remains in effect.

     (c) Beauvais will forward to CuraGen copies of all correspondence and notices between Beauvais and Bittersweet contemporaneously with the receipt or transmission of such correspondence or notices, and will give CuraGen written notice of any defaults by either party under the Purchase Agreement.

     8. Beauvais and CuraGen each hereby represent and warrant to the other that it has not employed any broker, agent or finder in connection with the Property or the transactions contemplated hereby. Each will protect, indemnify and hold the other harmless from and against all loss, cost, damages, and exposure, including reasonable attorney's fees, arising out of any breach of this representation and warranty. The foregoing indemnity in this Section 8 will survive the Property Closing or the earlier termination of this Agreement.

     9. Any notices, requests, demands or other communications hereunder will be in writing and sent by certified mail, return receipt requested, or by commercial overnight or other courier service providing a receipt upon delivery, addressed as follows:

TO BEAUVAIS:

Richard E. Beauvais
61 Soundview Road
P.O. Box 855
Guilford, CT 06437

COPY TO:



TO CURAGEN:       CuraGen Corporation
                  555 Long Wharf Drive, 11th Floor
                  New Haven, CT 06511
                  Attn: Terrie B. Atkinson

COPY TO:          Mintz, Levin, Cohn, Ferris, Glovsky
                    and Popeo, P .C.
                  One Financial Center
                  Boston, Massachusetts 02111
                  Attn: Joshua Davis, Esquire

All such notices will be deemed given when delivered to the addressee, as evidenced by the return receipt provided to the sending party by the United States Postal Service or when delivery is refused or confirmation of delivery or refusal of delivery by the commercial overnight or other courier service, as the case may be. Any changes to the above addressees and/or addresses will be effective upon the giving of a notice of any and all such changes to the other party in accordance with the terms of this subparagraph.

     10. Notwithstanding any other provision of this Agreement, or any agreements, contracts or obligations which may derive herefrom, nothing herein shall be construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other party, it being the intention of this Agreement to merely create the relationship of assignor and assignee with regard to the Purchase Agreement.

     11. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior agreements, representations and all understanding of the parties.

     12. No change or modification of this Agreement shall be valid unless the same is in writing and executed by Beauvais and CuraGen. No purported or alleged waiver of any of the provisions of this Agreement is binding or effective unless in writing and signed by the party against whom it is sought to be enforced.

     13. CuraGen has the right to assign this Agreement without the consent of Seller to any entity that is owned or controlled by or in common control with CuraGen.

     14. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     15. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     16. Time is of the essence in this Agreement.

     WITNESS the execution hereof as of the day and year above written.


                                        ---------------------------------
                                        Richard E. Beauvais

                                        CuraGen Corporation

                                        By: -----------------------------
                                            Jonathan Rothberg
                                            Founder, Chairman and
                                            Chief Executive Officer

                                    EXHIBIT A

                          [COPY OF PURCHASE AGREEMENT]

                                    EXHIBIT B

               ASSIGNMENT AND ASSUMPTION OF AGREEMENT WITH CONSENT

     The undersigned, Richard E. Beauvais ("Beauvais"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby assigns all of his right, title and interest in and to that certain Purchase Agreement dated as of April 12, 2001, between Marc L. Nevas, Trustee for Bittersweet Associates, as seller, and Richard E. Beauvais, as buyer, to CuraGen Corporation ("CuraGen") and CuraGen hereby agrees to assume the obligations of the buyer thereunder, effective as of the date hereof, such assignment being consented to by the seller as evidenced by its countersignature below.

     IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been executed under seal as of this 12 day of April, 2001.
                              ---       -------



                                             -------------------------------
                                             Richard E. Beauvais

                                             CuraGen Corporation

                                             By: ---------------------------
                                                 Jonathan Rothberg
                                                 Founder, Chairman and
                                                 Chief Executive Officer

The undersigned hereby consents
to the foregoing assignment
and certifies that no default
exists under the Purchase Agreement:

------------------------------------
Marc L. Nevas, Trustee for
Bittersweet Associates, a
Connecticut joint venture

EXHIBIT "A"

                               PURCHASE AGREEMENT

     AGREEMENT made this 5th, day of April, 2001 by and between MARC L. NEVAS, TRUSTEE FOR BITTERSWEET ASSOCIATES, a Connecticut Joint Venture having its principal place of business in the Town of Westport, County of Fairfield and State of Connecticut, (hereinafter referred to as "Seller") acting herein by RICHARD E. BEAUVAIS, of 61 Soundview Road, P.O. Box 855, Guilford, Connecticut 06437, (hereinafter referred to as "Purchaser").

1. Purchase and Sale.
   -------------------

     Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, all that certain piece or parcel of land with all improvements thereon and all appurtenances thereto, as more particularly described on Schedule A attached hereto and made a part hereof, which is located at 771-779 East Main Street in the Town of Branford, County New Haven State of Connecticut. (The aforesaid land and improvements are hereinafter collectively referred to as the "Property".)

2. Personal Property.
   -------------------

     The parties agree that all personal property owned by Seller and presently located on and used in connection with the Property is included in the sale, including screens, storm windows, venetian blinds, curtain rods and fixtures, wall to wall carpeting, awnings, shades, automatic hot water heaters (except rented water heaters), heating fixtures (except portable heaters) and lighting fixtures (except rented or tenant owned lamps and lighting fixtures) and plants and shrubbery.

3. Purchase Price.
   ----------------

     The consideration for the sale and transfer of the Property is the sum of TWO MILLION TWO HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED and 00/100 ($2,262,500.00) DOLLARS payable as follows:

     (a) Before or upon the signing of this Agreement,
     receipt of which is hereby acknowledged, subject
     to collection;                                             $    50,000.00

     (b) Upon the delivery of the deed, by certified
     check or official bank check drawn on a bank which
     is a member of the New York Clearing House, or the
     proceeds of which are immediately available to
     Seller at a local bank;                                    $ 2,212,500.00
                                                                --------------
              TOTAL                                             $ 2,262,500.00
                                                                ==============

Any down payment made hereunder shall be paid to the Seller's attorney who shall hold the same in escrow subject to the terms and conditions hereof and release same to Seller upon the satisfaction of all contingencies stated herein or default by Purchaser, whichever shall first occur. Any other deposits held by other parties shall immediately be forwarded to Seller's attorney to be held in escrow under the same conditions. If there is a dispute as to the deposit the escrow agent may commence an interpleader action and pay the deposit into court whereupon the escrow agent shall be relieved of all further obligation.

Mortgage company checks or similar holding company checks, unless certified, DO NOT represent immediate funds and will not be accepted at the time of closing. Trustee checks are NOT satisfactory funds for any payment required by this Agreement at the time of closing. In the event SELLER or his attorney accepts PURCHASER's attorney's trustee check in lieu of other funds, PURCHASER and PURCHASER's attorney agree that no stop payment order will be issued with respect to such check(s)

4. Additional Down Payment/Contingencies.
   ----------------------------------------

     Upon execution of this Agreement or within ten (10) days thereafter, the Seller will deliver to the Buyer such of the following documents as are in his possession:

     (a) Survey of the property;
     (b) Wetland map or data in his possession;
     (c) A List of all Leases and the terms thereof;
     (d) Copies of all Leases

     The Purchaser shall expedituously perform all due diligence with respect to the premises. Having done so, if within thirty (30) days of the date of the contract the Purchaser determines to cancel and terminate this contract, he shall then receive a refund of the aforesaid deposit upon delivery to Nevas, Nevas, Capasse & Gerard, 246 Post Road East, P.O. Box 791, Westport, Connecticut 06881- 0791 notice of said cancellation in writing by delivery notice of such cancellation within said 30 days.

     In the event the Purchaser does not cancel said contract as herein set forth, then it shall forthwith pay to the Seller an additional sum of ONE HUNDRED FIFTY-TWO THOUSAND FIVE HUNDRED and 00/100 ($152,500.00) DOLLARS. On the expiration of said thirty (30) days after the decision of the Purchaser not to terminate all sums paid hereunder shall be non-refundable.

     The Purchaser shall have one hundred eighty (180) days to obtain necessary Branford Planning and Zoning Permits and Branford Wetlands Commission Permits providing, however, that the Purchaser shall have diligently pursued such applications and has filed said applications within sixty (60) days of the execution of the contract.

     If the Purchaser diligently pursues such applications but there has not been favorable action by the Planning and Zoning Commission and the Wetlands Commission within said nine (9) month period, the Purchaser may, at his option, extend the time for obtaining such permits for an additional period of thirty (30) days upon payment of TWENTY-FIVE THOUSAND and 00/100 ($25,000.00) DOLLARS. If, within the said thirty (30) days, the Purchaser desires to extend the closing date for an additional thirty (30) days because of the failure to obtain said permits, the Seller agrees that upon the payment of an additional sum of TWENTY -FIVE THOUSAND and 00/100 ($25,000.00) DOLLARS the closing date shall be extended for an additional thirty (30) days. The said payments of FIFTY THOUSAND and 00/100 ($50,000.00) DOLLARS shall not be refundable and shall not be credited on account of the purchase price.

5. Bond/Security Deposit.
   -----------------------

     The Seller has deposited with the Town of Branford a security deposit in the amount of FIFTY EIGHT THOUSAND and 00/100 ($58,000.00) DOLLARS, which sum shall be reimbursed by the Purchaser to the Seller at the time of closing. The Seller shall assign to the Purchaser all rights and claims to the said bond. Seller shall provide the Buyer with a copy of the bond and all supporting documentation within ten (10) days of the date of the contract.

6. Adjustments, Prepaid Rents, Tax Reduction Proceedings.
   -------------------------------------------------------

     (a). The following items shall be adjusted between Seller and Purchaser as of 12:01 a.m. of the Closing Date:

          (i). Real Estate, Personal Property and Other Municipally or State
               --------------------------------------------------------------
               Imposed Taxes.
               --------------
          Current real estate, personal property and other taxes, if any, which are, or may become liens on the Property for the year of the closing shall be assumed by Purchaser. Such taxes shall be adjusted pursuant to the custom adopted by the Assessor of the Town of Branford and Guilford. If the assessment or the tax rate shall not have been set as of the Closing Date, taxes shall be assumed on the basis of the most recently ascertainable tax bill. When such assessment or tax rate for the period covered by the assumption shall become available, the Purchaser agrees to assume the increase in taxes associated therewith, if any.

          (ii). Rents. The total rent potential for the calendar month during which the closing shall take place, as set forth on the Leases delivered to Purchaser at the closing whether or not all of such rents shall have been received by Seller as of the Closing Date. All rental income attributable to a period of time prior to the closing shall be payable to Seller and all rents earned and attributable to any period after the closing shall be paid to Purchaser. Seller specifically reserves the right to retain and/or proceed with any and all claims for rentals attributable to its period of ownership. Any payments received by Purchaser after closing, less any expenses of collection incurred by Purchaser including reasonable attorney's fees, shall first be applied to current rents due and the balance paid to Seller on account of any rental arrearage shown on the Schedule of Leases attached hereto. Purchaser shall not be obligated to bring suit to collect such arrearages. Rents prepaid by tenants for any month subsequent to the month during which the closing shall occur shall be credited to Purchaser by the Seller at the closing, or, if received by Seller after the closing, shall be promptly remitted to Purchaser.

         (iii). Service and Other Contracts. Amounts, if any, prepaid or
                ----------------------------
accrued by Seller with respect to any service or other contracts assigned or transferred to Purchaser at the closing, shall be credited to the Seller at the time of the closing.

         (iv). Utilities. If any utility bills are presently in the name
               ----------
of the Seller, Seller shall use its best efforts to have utility meters read as of the Closing Date and to cause utility companies to render final bills to Seller, which bills Seller shall pay promptly. If a final bill shall not have been rendered as of the Closing Date, the prepaid or unbilled, as the case may be, amount of such utility shall be prorated on the basis of the most recently ascertainable bill for such utility, and such utility shall be adjusted, if necessary, when the actual bill therefore for the period covered by the proration shall become available, and the appropriate credit or payment shall be made between Seller and Purchaser upon demand of either party. For the purposes of this paragraph "utilities" shall include but shall not be limited to electricity, natural gas and fuel oil.

          (v). Water Hydrant and Sewer Use Charge. Purchaser shall assume
               ----------------------------------
all water, hydrant and sewer use charges at the time of closing with an adjustment made between the Purchaser and Seller as to the prepaid or unbilled, as the case may be. If the water, hydrant and sewer assessment or use charge rate shall not have been set as of the Closing Date, said water, hydrant and sewer use charges shall be assumed on the basis of the most recently ascertainable bill for such water, hydrant and sewer use. Such water, hydrant and sewer use charge shall be adjusted, if necessary, when the actual water, hydrant and sewer use charge bills for the period shall become available, and the appropriate credit or payment shall be made between Seller and Purchaser upon demand of either party.

          (vi). Tenant Deposits. All amounts held by Seller as refundable
                ---------------
tenant deposits, and all interest thereon as, required by law under the leases and tenancies shall be credited and assigned to Purchaser at the time of the closing, which deposits may include, without limitation, security deposits, key deposits or pet deposits. Purchaser herein agrees to assume all responsibility from and after the Closing Date for such refundable tenant deposits and the interest thereon upon receipt by Purchaser of an Assignment of Leases and receipt or credit for the security deposits.

7. Final Inspection.
   ------------------

     The Purchaser shall have the right to make a final inspection of the Property during the week preceding the closing and agrees to notify Seller of the time and date of said final inspection at least twenty-four (24) hours prior to the time and date of said final inspection.

8. Leases.
   --------

     Seller agrees to deliver to Purchaser copies of all leases, lease extensions and lease modifications affecting the Property within ten (10) days after receipt of a fully executed contract with the deposit required herein. In the event any portion of the Property is subject to an oral or month to month lease the Seller shall inform the Purchaser .of the circumstances of said oral or month to month lease and agrees to set forth in writing the terms of such occupancy and to deliver same to the Purchaser within said ten (10) days.

9. Title.
   ------

     (a). Purchaser, at its sole cost and expense shall promptly examine the title to the Property and obtain current searches (a "UCC Search") of all uniform Commercial Code financing statements filed with the Secretary of the State of Connecticut against Seller and the Property, or either or them relating to the Property. If Purchaser's examination of title to the Property discloses any objection to title affecting marketability, or if Purchaser's UCC Search reveals any claim or lien against Seller or the Property, Purchaser shall notify Seller of any such objection within ten (10) days of receipt of its search. If Seller, after making reasonable efforts to do so (including, without limitation, the payment of money to obtain the release or discharge of liens or other encumbrances securing the payment of money), shall be unable to remove or correct any such title objection within ten (10) days prior to closing, Seller shall so notify Purchaser, and Purchaser, at its option, may either (a) accept such title as Seller can then convey without reduction of the Purchase Price or any credit against the same or (b) terminate this Agreement, in which event neither party shall have any further rights or obligations under this Agreement.

     (b). It is understood and agreed that the title herein required to be conveyed by the Seller shall be marketable and the marketability thereof shall be determined in accordance with the Standards of Title of the Connecticut Bar Association now in force. It is also agreed that any and all defects in or encumbrances against the title, which come within the scope of said Title Standards, shall not constitute a valid objection on the part of the Purchaser, if such Standards do not so provide; provided the Seller furnishes any affidavits or other instruments which may be required by the applicable Standards. If, at the time of closing, the Seller shall be unable to convey marketable title to said Property to the Purchaser, then the Purchaser may elect to accept such title as Seller can convey, upon payment of the Purchase Price, or may reject the deed conveying such unmarketable title. Upon such rejection, all sums paid as a Deposit shall be repaid to Purchaser without interest. Upon such rejection, this Agreement shall terminate and become null and void and the parties hereto shall be released and discharged of all further claims and obligations to each other.

10. Closing; Closing Documents; Closing Costs.
    -------------------------------------------

     (a). The closing of title under this Agreement shall be held at the offices of Snow, Atticks & Hollo, 69 Wall St. Madison, Connecticut. (The date on which such closing of title shall take place is herein sometimes referred to as the "Closing Date."). The terms "closing", "closing of title", "title closing", "delivery of deed" and words of similar import are used interchangeably in this Agreement, as the context may require, to mean the event of consummation of the purchase and sale. The closing of title shall occur on the first of any of the following days to occur:

          (i). Two hundred ten (210) days from the date of execution of this Agreement;

          (ii). Thirty (30) days after obtaining permits from the Branford Planning and Zoning Commission and the Branford Wetlands Commission;

          (iii). In the event the extensions as above set forth in paragraph 4 of this Agreement have been granted, then on the expiration of said extended periods.

     (b). At the closing, Seller, at its sole cost and expense, shall, in addition to any other documents required under this Agreement, deliver to Purchaser, in form and content reasonably acceptable to counsel for Purchaser:

          (i). A Warranty Deed together with all conveyance taxes due in connection with this transaction, conveying good and marketable fee simple title to the Property, subject only to:

               (i) Any and all zoning and/or building restrictions, limitations, regulations, ordinances, and/or laws; any and all building lines; and all other restrictions, limitations, regulations, ordinances and/or laws imposed by any governmental authority and any and all other provisions of any governmental restrictions, limitations, regulations, ordinances and/or public and/or private laws, provided same are not in violation at the time of closing.

               (ii) Real Property Taxes on the Current Grand List and any and all existing tax payments, liens, and assessments, coming due on or after the date of closing; the Purchaser shall by acceptance of the deed assume and agree to pay, any and all tax payments, liens and assessments which may on or after the date hereofbe assessed, levied against or become a lien on the Property.

               (iii) Any state of facts which a survey and/or physical inspection of the Property might reveal, provided same do not render title unmarketable (such exception shall not be included in the Warranty Deed, unless it was in the legal description in the deed which Seller received upon purchasing the property).

               (iv) Common law and/or other rights, if any, of upper and lower riparian owners in and to any natural watercourse flowing through or adjoining the Property, and all statutory and other rights of others in and to any such watercourse.

               (v) Unless otherwise specifically agreed between the parties in writing, any municipal assessment other than taxes such as sewers and the like shall be paid on a current basis by the Seller and the balance assumed by the Purchaser at closing.

               (vi) Such encumbrances as shown on Schedules A and B, if any.

          (ii). A Bill of Sale conveying the Personal Property of the Seller located on the Property is in its "as is - where is" condition to Purchaser.

          (iii). An Affidavit of Seller dated as of the date of the closing (a) verifying the non-existence of mechanic's and materialmen's lien rights (b) verifying the non-existence of any tenants' rights, other than as set forth herein, (c) verifying the non-existence of any security interests in persona property and fixtures being sold with the property (d) affirming that Seller is not a "foreign person" pursuant to Internal Revenue Code Section 1445; together with any other affidavit reasonalby requested by the Purchasers' lender or title company as to facts within Sellers' knowledge.

          (iv). A copy and a written assignment of each contract or service contract pursuant to which any party shall be rendering services in connections with the care, maintenance, upkeep or management of the Property. Purchaser shall, at the closing, assume in writing, the obligations of Seller under all such service contracts arising after the Closing Date unless such contracts are terminable by Seller and Purchaser has elected not to assume said contracts.

          (v). All written leases, lease modifications and lease extensions and a written assignment to Purchaser of all Seller's rights, title and interest in and to all leases and tenancies, and in all and to all rentals thereafter becoming due thereunder. Purchaser shall, at the closing, assume in writing the obligations of Seller under all such leases and tenancies arising after the Closing Date.

          (vi). All plans, surveys, (including site plans) and building specifications pertaining to the Property which Seller possesses, or to which Seller has reasonable access, shall be delivered within ten (10) days of this Agreement, provided that Seller shall not be obligated to incur any cost or expense in connection with providing same to the Purchaser.

          (vii). An assignment of all permits, licenses, contractual rights and warranties affecting the Property.

          (viii). A copy of the Tenant Roll updated to the date of the closing and certified by Seller as substantially complete and accurate.

     (c) At or prior to the closing, purchaser, at its sole cost and expense, and, in addition to any other documents required under this Agreement, shall deliver to Seller, in form and content reasonably acceptable to counsel for
Seller:

          (i). An Assumption Agreement of Seller's obligations under all leases, lease modifications and lease extensions in effect at the time of the closing.

          (ii). An Assumption of Sellers' obligations under all service contracts in effect at the time of the closing.

          (iii) Evidence of Purchaser's authority to enter into this Agreement, to perform all of the obligations of the Purchaser as required by this Agreement, to accept delivery of the deed to the Property and to execute such other Agreements and instruments as shall be required pursuant to this Agreement.

11. Occupancy and Possession: Grounds.
    -----------------------------------

     Purchaser shall have exclusive occupancy and possession of the Property on the date of the closing subject to the rights of the tenants then in possession. Seller agrees to deliver all keys in Seller's possession to the Purchaser on the date of the closing. Seller agrees to maintain or have the grounds maintained in reasonably the same condition as they exist on the date of execution of this Agreement until the date of the closing.

12. Representations: Condition of Property
    ---------------------------------------

     Purchaser hereby acknowledges and represents that neither Seller nor any person or party on behalf of Seller has made any representation of any nature whatsoever upon which Purchaser has relied in entering into the Agreement or, upon which Purchaser shall rely in consummating the transactions described in or contemplated by this Agreement and that Purchaser shall accept delivery of title to the Property in such condition as the Property shall be as of the date of this Agreement. Purchaser further acknowledges and represents that it is entering into this Agreement and shall perform all of its obligations hereunder and consummate the transactions described in or contemplated by this Agreement solely as a result of Purchaser's own inspections and investigations. The Purchaser represents that the Purchaser has examined the Property and is satisfied with the physical condition thereof and that neither Seller nor any representative of Seller has made any representation or promise other than those expressly stated herein upon which Purchaser has relied in making this Agreement. Notwithstanding the foregoing, however, Seller hereby represents and warrants to Purchaser as to the following matters, each of which is so warranted to be true and correct as of the date hereof and only to the date hereof which truth and correctness shall be a condition precedent to Purchaser's obligation to close title and Seller agrees that it will not take any action between the date hereof and the closing date which would result in any of the foregoing representations becoming untrue in any material respect:

     (a). Seller is the owner of and has a good and marketable title to the Property.

     (b). Seller has not entered into any other contract to sell or granted any option or right of first refusal to purchase the Property, or any portion thereof except to Purchaser.

     (c). The Property shall not be in violation of any ordinance, municipal regulation, public or private law or restrictions at the time of the closing.

     (d). See Schedule B attached hereto.
              ----------

13. Risk of Loss.
    --------------

     The risk of loss or further damage to the Property by fire or any other casualty or cause beyond the Seller's control in an amount independently appraised at less than $2,000.00 or the taking of all or a portion of the Property by Condemnation, eminent domain or other governmental acquisition proceedings, in advance of the Closing Date shall be borne by Seller. In the event of any damage, Seller shall have a reasonable time within which to repair or replace such Damage. In the event of Seller's default of such repair or replacement within a reasonable time, or in the event that any loss or further damage to the Property exceeds the amount of $2,000.00 or that any such taking by condemnation, eminent domain or other governmental acquisition proceeding, in Purchaser's judgment, shall in any manner impair the Purchaser's intentions as contemplated by this Agreement or the feasibility thereof as contemplated herein, Purchaser shall have the right:

     (a). to terminate this Agreement and receive back all amounts paid as a Deposit on the Purchase Price, plus interest thereon, in which event neither of the parties hereto shall have any further rights or obligations hereunder; or

     (b). to accept the Property as provided in this Agreement without any reduction of the Purchase Price, in which event Purchaser shall be entitled to an assignment from Seller of all insurance proceeds or condemnation or other award due or payable on account of such loss or damage or taking less any amount actually expended by Seller in connection with the repair (including temporary repair) or replacement of such damage plus the amount of any deductible, not to exceed the amount of the loss.

14. Brokerage.
    -----------

     The parties hereto mutually warrant and represent that DOW REALTY CO. is the sole broker who negotiated the sale of the Property and a commission or fee shall be due as a result of this Agreement or the purchase contemplated hereby, which commission shall be paid by the Seller. Seller covenants and agrees to indemnify and hold Purchaser harmless of, from and against all claims, costs, damages and expenses, including, without limitation, reasonable attorney's fees and court costs, which Purchaser may suffer or incur as a result of claims made or suits brought by any other broker, agent or for a commission based on dealings or alleged dealings with Seller with respect to the purchase of the Property. Purchaser agrees to indemnify and hold Seller harmless of, from and against all claims, costs, damages and expenses, including, without limitation, reasonable attorney's fees and court costs, which Seller may suffer or incur as a result of claims made or suits brought by any broker, agent or finder except as named herein for a commission based on dealings with Purchaser with respect to the purchase of the Property.

15. Default: Liquidated Damages.
    -----------------------------

     In the event that the sale of the Property fails to close as a result of any material act or omission on the part of the Purchaser and the Seller is not in default, the Deposit shall be immediately paid over to the Seller by the Seller's attorney on the date of the scheduled closing. Seller shall be entitled to retain said Deposit as liquidated damages. The Seller and Purchaser hereby agree that the exact extent of damages which the Seller would suffer as a result of Purchaser's failure to close or as a result of Purchaser's act or omission or default is incapable of being computed and therefore both the Seller and Purchaser agree that the sum of the Deposit is the best available computation of liquidated damages to which the Seller would be entitled. Upon the payment of the Deposit to the Seller, both the Seller and Purchaser shall be relieved of further liability under this Agreement.

16. Release of Mortgages:
    ----------------------

     Notwithstanding anything to the contrary contained in this Agreement or any riders attached hereto, in the event the Seller after due diligence cannot obtain a release for any existing mortgage on the Property at the time of the closing of title from the lending institution holding said mortgage, or any assignee thereof, either because said lending institution will not release the mortgage without first receiving payment or because the lending institution has delayed in sending the attorney for the Seller the release of mortgage, then Purchaser agrees to close title notwithstanding the absence of the release of mortgage, provided the attorney for the Seller furnishes the attorney for the Purchaser, at the closing, with the payoff amount and a copy of the payoff check evidencing that payment of the unreleased mortgage is to be made in full at the time of the closing, and with an undertaking to make said payment, and further provided the Purchaser's Title Insurance Company will issue a fee policy at no additional premium which takes no exception for said mortgage or mortgages. Seller shall exercise due diligence to obtain any such release or releases and will upon receipt thereof immediately record the same and forward a copy or copies thereof to Purchaser's attorney with recording information. If Seller has not obtained such release within sixty (60) days after closing, he shall give to Purchaser's attorney the affidavit provided for in Connecticut General Statutes
Section 49-8(a), as amended, together with the necessary recording fee. This provision shall survive the closing.

17. Acceptance of Deed.
    --------------------

     The delivery and acceptance of the deed described herein shall be deemed to constitute full compliance with all the tenDs, conditions, covenants and representations contained herein, or made in connection with this transaction, except as may herein be expressly provided and except for the warranties of title.

18. Assignment
    -----------

     Purchaser may assign its rights under this Agreement without the written consent of the other party.

19. Binding Effect.
    ----------------

This Agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, heirs, administrators, executors, successors and assigns.

20. Merger: Amendment.
    ------------------

     This Agreement, and any Addendum annexed hereto, embodies the entire contract between the parties hereto with respect to the Property and the subject matter hereof and supersedes any and all prior negotiations agreements and understanding, written or oral, formal or informal, all of which are deemed to be merged herein. No modification or amendment to this Agreement of any kind whatsoever shall be made or claimed by Seller or Purchaser, and no notice of any extension, change, modification or amendment made or claimed by Seller or Purchaser (except with respect to permitted unilateral waivers) shall have any force or effect whatsoever unless the same is in writing and signed by both the Seller and Purchaser.

21. Pronouns; Joint and Several Liability.
    ---------------------------------------

     All pronouns and nouns and any variations hereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties or the context may require. If Purchaser or Seller consists of two or more parties, the liability of such parties shall be joint and several.

22. Invalidity.
    ------------

     If any term or provision of this Agreement shall to any extent or for any reason be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but the remainder of this Agreement and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law, subject to such modification hereof as may be necessitated by such invalidity.

23. Application Law; Construction.
    -------------------------------

     (a). This Agreement and all questions of interpretation hereof and all controversies hereunder, shall be construed in accordance with and governed by the applicable procedural, statutory and common law of the State of Connecticut.

     (b). Neither this Agreement nor any term or provision of this Agreement shall be construed against either party hereto by reason of such party's having drafted, or caused to be drafted, either this Agreement or such term or provision, as the case may be.

24. Notice.
    --------

     Any notice, demand, request or other communication made, given or required pursuant to this Agreement shall be in writing and shall be sufficient if it is
(a) in writing, (b) delivered personally, deposited for delivery with a commercial overnight courier or express service or mailed by certified or registered first class mail, return receipt requested, postage prepaid, and (c) addressed to the party for whom intended as follows:

     if to Sel1er:           Marc L. Nevas, Trustee for Bittersweet Associates
                             250 Post Road East
                             Westport, CT  06880

     copy to:                Leo Nevas, Esquire
                             Nevas, Nevas, Capasse & Gerard
                             246 Post Road East
                             Westport, CT 06880
     if to Purchaser:        Richard E. Beauvais
                             61 Soundview Road
                             P.O. Box 855
                             Guilford, CT 06437

     copy to:                Donald F. Snow, Jr., Esq.
                             Snow, Atticks & Hollo, LLC
                             69 Wall Street
                             Madison, CT 06443

     Either party may designate by notice given to the other a new address to which notices or other communications intended for such party shall thereafter be given. Unless otherwise stated in this Agreement, a notice or other communication shall be deemed given on the earliest of when (a) actually received, (b) personally delivered, (c) one day after being deposited with a commercial overnight courier or express service or (d) two days after being deposited in the United States mail in the manner aforesaid.

25. Calculation of Time.
    ---------------------

     Whenever in this Agreement a period of time is stated as a number of days, it shall be construed to mean calendar days; provided, however, that when any period of time so stated would end upon a Saturday, Sunday or legal holiday, such period shall be deemed to end upon the next day following which is not a Saturday, Sunday or legal holiday.

26. Expenses.
    ----------

     Whether or not the transactions contemplated under this Agreement are consummated, Seller and Purchaser agree to pay their own expenses incident to the preparation and performance of this Agreement, including, without limitation, attorney's fees and costs.

27. Waivers: Extensions.
    ---------------------

     No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of the time for the performance of any other obligation or act.

28. Survival.
    ----------

     This Agreement, and all of the covenants, conditions, representations, warranties and other terms and provisions hereof shall merge into the deed to the Property delivered to Purchaser at the closing.

29. Incorporation by Reference.
    ----------------------------

     All documents, instruments, schedules and other matters attached to this Agreement as Exhibits are specifically made a part thereof and incorporated herein by the reference thereto in the body of this Agreement.

30. Counterparts., Captions.
    -------------------------

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original. The captions are for convenience of reference only and shall not affect the construction to be given any of the provisions hereof.

31. Recordation.
    -------------

     If this Agreement is recorded on the Branford and/or Guilford Land Records, it shall automatically terminate within ten (10) days thereafter. Purchaser agrees to execute and deliver a document in recordable form and acceptable to Seller in form and substance sufficient to terminate the effect of this Agreement and to release the encumbrance of the Agreement as a result of the recordation of this Agreement. If Purchaser fails to do so, Purchaser shall be liable to Seller for any damages from such failure as well as any and all costs and expenses, including attorney's fees, incurred by Seller in obtaining such termination or a judicial determination of such termination and the actual release thereof.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals.

                                     SELLER:

-----------------------------------  ------------------------------------------
Social Security Number               MARC L. NEVAS, TRUSTEE
                                     FOR BITTERSWEET ASSOCIATES





                                     PURCHASER:

-----------------------------------  ------------------------------------------
Social Security Number               RICHARD E. BEAUVAIS
                                                                        -

                                   SCHEDULE A
                                   ----------

     ALL THAT certain piece or parcel of land, together with the buildings thereon, situated in the Towns of Branford and Guilford, County of New Haven and State of Connecticut, bounded and described as follows:

NORTHWEST AND NORTH:      by the Boston Post Road, 501.17 feet, more or less;

EAST: by land now or formerly of Michael Harrison, et ux, 200 feet;

NORTH AGAIN:              by land now or formerly of Michael Harrison, et ux,
                          125 feet;

EAST AGAIN:               by land now or formerly of Norbert Kneuer Jr.,
                          243 feet, more or less;

NORTHEAST:                by land now or formerly of Norbert Kneuer, Jr.,
                          365 feet, more or less;

NORTHWEST AGAIN:          by land now or formerly of Norbert Kneuer, Jr.,
                          25 feet, more or less;

NORTHEAST AGAIN:          by land now or formerly of Kenneth R. Mattern et ux,
                          657.52 feet;

NORTHWEST AGAIN;          by land now or formerly of Kenneth R. Mattern et ux,
                          500 feet;

NORTHEAST AGAIN AND
EAST AGAIN:               by Orchard Road, formerly known as Goldsmith Road,
                          1450 feet, more or less;

SOUTH: by land now or formerly of Henry G. Goldsmith, 375 feet, more or less;

EAST AGAIN:               by land now or formerly of Henry G. Goldsmith,
                          550 feet, more or less;

SOUTH AGAIN:              by land now or formerly of Henry G. Cooke and now or
                          formerly of the Estate of Charles W. Cooke, 1960 feet, more or less;

NORTHWEST AGAIN:          by land now or formerly of John P. Riesman et ux,
                          208.37 feet;

WEST:                     by land now or formerly of John P. Riesman et ux,
                          39.72 feet;

                              SCHEDULE A CONTINUED
                              --------------------

NORTHWEST AGAIN:          by land now or formerly of John P. Riesman et ux,
                          120.48 feet;

SOUTHWEST:                by land now or formerly of John P. Riesman et ux,
                          225 feet;

WEST AGAIN:               by land formerly of Sidney Harris and Kalman Liske,
                          more lately now or formerly of Matteo H. Leona, Jr.
                          and Carl C. Leona 1426.80 feet, more or less, by a broken line;

NORTH AGAIN:              by land now or formerly of Frederick A. Dudley et ux,
                          136.61 feet;

WEST AGAIN:               by land now or formerly of Frederick A. Dudley et ux,
                          300 feet.

     SAID premises are shown on a map entitled "Property of Robert and Jane W. Wallace Boston Post Road, Branford and Guilford Connecticut May 1956 - Scale 1" = 100'" certified substantially correct by Robert H. Decker, registered engineer and land surveyor, which map is on file in the Branford Town Clerk's Office.

     EXCEPTING THEREFROM, HOWEVER, THE FOLLOWING DESCRIBED PARCELS:

     1) .23 acre, more or less, situated on the southeasterly side of the Boston Post Road, as conveyed by Robert Wallace and Jane W. Wallace to the State of Connecticut by deed dated May 14, 1956 and recorded in Volume 154, Page 39 of the Branford Land Records;

     2) lots situated on the westerly side of Orchard Road, formerly known as Goldsmith Road, as conveyed by Robert Wallace and Jane W. Wallace by four deeds recorded in the Guilford Land Records as follows:

                  a) deed dated January 31, 1977 - Volume 229, Page 686;
                  b) deed dated February 1, 1977 - Volume 229, Page 840;
                  c) deed dated April 26, 1977 - Volume 231, Page 142;
and
                  d) deed dated May 31, 1977 - Volume 231, Page 994.

                                   SCHEDULE B

1. Any and all provisions of any zoning, planning or other ordinance, municipal regulation or public law.

2. The Purchaser assumes and agrees to pay all taxes and assessments payable after the closing of title and the Buyer shall reimburse the Seller for all prepaid taxes or assessments.

3. Any riparian, drainage or littoral rights of others in and to any water or body of water adjoining or passing through the above premises.

4. Any and all assessments which may on or after the date hereof be assessed, levied or imposed against or become a lien upon the premises or any part thereof.

5. Any state of facts which a physical inspection or accurate survey of the premises might disclose, provided that such survey does not disclose a violation of the applicable zoning regulations or render the title otherwise unmarketable.

6. An easement to the Connecticut Light and Power Compay dated November 29, 1972 and recorded in Volume 249 at Page 711 of the Branford Land Records.

7. An Assessor's Certificate filed under Public Act 490, from Robert Wallace to the Town of Branford for Farm Acreage, recorded April 9, 1974 in Volume 260 at Page 449 of said Land Records.

8. An Assessor's Certificate filed under Public Act 490, from Robert and Jane W. Wallace to the Town of Guilford dated November 24, 1975 and recorded in Volume 219 at Page 587 of the Guilford Land Records.

9. Notices from the Planning and Zoning Commission and the Zoning Board of Appeals of the Town of Branford, as recorded in Volume 285 at Page 125, Volume 289 at Page 609, Volume 290 at Page 784 and Volume 294 at Page 691 of the Branford Land Records.

10. Rights of tenants in possession.